Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Announces the Acquisition of Customers From FIZ Karlsruhe

HENDERSON, Nev., October 4, 2022 — Research Solutions, Inc. (NASDAQ: RSSS), a pioneer in providing cloud-based workflow solutions for R&D driven organizations, announced today that it will acquire selected customer contracts for the AutoDoc service of FIZ Karlsruhe (“FIZ”), the only European full-service document delivery supplier with central billing and international delivery. AutoDoc has about 700 global customers, approximately 400 of which are active on a TTM basis. AutoDoc provides services in more than 30 countries, the top three of which are Germany, Japan, and the US.

“The acquisition of FIZ Karlsruhe's AutoDoc customers provides us with an increase in transaction revenues and a cross-sell opportunity to upgrade those customers to our full Article Galaxy Platform,” said Roy W. Olivier, President and Chief Executive Officer of Research Solutions. “This transaction serves to expand our customer base, both in size and geography, while we continue to look at larger M&A opportunities that can add recurring revenue and Adjusted EBITDA to the business, while accelerating our product and business strategy.”

FIZ will be terminating their AutoDoc offering and the transaction provides the opportunity for any customer that has transacted through AutoDoc in the last three years to have their contract assumed by Research Solutions. AutoDoc's customers have been notified they can opt to have Research Solutions assume their contract effective January 1st, 2023.

"Given the assumed contracts will not transfer over to us until January 1, 2023, we will not recognize revenue from this transaction until the start of our fiscal third quarter,” said Research Solutions Chief Financial Officer, William Nurthen. "We will provide further details on expected revenues from the transaction as we gain more insights into the contracts that will be assumed.”

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visit www.researchsolutions.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding additional customers, potential acquisitions and the Company's prospects for growth, profitability, and cash flow. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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